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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Rule 14a-101
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRIFFIN LAND & NURSERIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 GRIFFIN LAND & NURSERIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 14, 2013

        PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Griffin Land & Nurseries, Inc. ("Griffin") will be held in the New York Hilton Hotel, 1335 Avenue of the Americas, New York, NY 10019, on the 14th day of May 2013, at 10:00 a.m., local time, to consider and act upon:

  1.
  The election of seven directors of Griffin;

  2.
  The ratification of the selection of Griffin's independent registered public accountants for fiscal 2013;

  3.
  The approval, by non-binding vote, of the compensation of Griffin's named executive officers as presented in Griffin's Proxy Statement for the Annual Meeting of Stockholders to be held May 14, 2013; and

  4.
  Such other business as may properly be brought before the Annual Meeting or any postponement, continuation or adjournment thereof.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED WHITE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

        Only stockholders of record at the close of business on April 2, 2013 are entitled to notice of, and to vote at, the Annual Meeting.

        As you may be aware, GAMCO Asset Management Inc. ("GAMCO") has provided Griffin notice that GAMCO intends to nominate two alternative director nominees, Edward T. Tokar and Walter M. Schenker, for election as directors at the Annual Meeting. The Board of Directors of Griffin DOES NOT endorse the election of GAMCO's nominees. You may receive proxy solicitation materials from GAMCO, including a proxy statement and proxy card. IF YOU DO RECEIVE SUCH PROXY MATERIALS FROM GAMCO, OUR BOARD URGES YOU NOT TO SIGN OR RETURN GAMCO'S PROXY CARD OR TO VOTE FOR ANY OF GAMCO'S NOMINEES.

ANTHONY J. GALICI Secretary

Dated:    April 15, 2013

 GRIFFIN LAND & NURSERIES, INC.
ONE ROCKEFELLER PLAZA
SUITE 2301
NEW YORK, NEW YORK 10020

 PROXY STATEMENT

        This Proxy Statement is furnished to the stockholders of Griffin Land & Nurseries, Inc. ("Griffin") in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 14, 2013 in the New York Hilton Hotel at 1335 Avenue of the Americas, New York, NY, 10019, for the purposes set forth in the accompanying notice of meeting. We anticipate that the Proxy Statement and WHITE proxy card will be distributed to stockholders on or about April 15, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2013

The Company's Proxy Statement and Annual Report are available at
http://materials.proxyvote.com/398231

        The following proxy materials are available for review at http://materials.proxyvote.com/398231:

  •
  Griffin's 2013 Proxy Statement;

  •
  Griffin's WHITE proxy card;

  •
  Griffin's Annual Report for the fiscal year ended December 1, 2012; and

  •
  any amendments to the foregoing materials that are required to be furnished to stockholders.

        You may obtain directions to attend the Annual Meeting, where you may vote in person, by calling Griffin's corporate headquarters at (212) 218-7910.

        At the Annual Meeting, stockholders will be asked to consider and act upon the following proposals:

  1.
  The election of seven directors;

  2.
  The ratification of the selection of Griffin's independent registered public accountants for fiscal 2013;

  3.
  The approval, by non-binding vote, of the compensation of Griffin's named executive officers as presented in this Proxy Statement for the Annual Meeting of Stockholders to be held May 14, 2013; and

  4.
  Such other business as may properly be brought before the Annual Meeting or any postponement, continuation or adjournment thereof.

        The Board recommends a vote "FOR" Winston J. Churchill, Jr., David M. Danziger, Frederick M. Danziger, Thomas C. Israel, John J. Kirby, Jr., Jonathan P. May and Albert H. Small, Jr. as directors, "FOR" the ratification of the selection of Griffin's independent registered public accountants for fiscal 2013 and "FOR" the approval, by non-binding vote, of the compensation of Griffin's named executive officers.

 GENERAL

        This solicitation is being made on behalf of the Board of Directors of Griffin. Any proxy received in the accompanying WHITE form may be revoked by the person executing it at any time before the authority thereby granted is exercised. A proxy may be revoked by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy bearing a later date to Griffin's Secretary. Proxies received by the Board of Directors in such form will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy; if no specification is made, the shares represented by such WHITE proxy will be voted:

  i.
  For the election of Winston J. Churchill, Jr., David M. Danziger, Frederick M. Danziger, Thomas C. Israel, John J. Kirby, Jr., Jonathan P. May and Albert H. Small, Jr. as directors as described in this Proxy Statement;

  ii.
  For ratification of the selection of McGladrey LLP as Griffin's independent registered public accountants for fiscal 2013; and

  iii.
  For approval of the compensation of Griffin's named executive officers as presented in this Proxy Statement.

        Directors will be elected by a plurality of the votes cast. Abstentions, votes withheld and broker "non-votes" will have no effect on the election of directors. The ratification of the selection of McGladrey LLP as independent registered public accountants for Griffin, requires the affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes against the proposal. Because brokers have discretionary authority to vote on the ratification of the selection of McGladrey LLP, we do not expect any broker non-votes in connection with the ratification. The non-binding vote for the approval of the compensation of Griffin's named executive officers requires the affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes against the compensation of Griffin's named executive officers. Broker "non-votes" will be treated as though they are not entitled to vote and will have no effect on the outcome of this vote.

        Management knows of no matters that may be brought before the Annual Meeting or any postponement, continuation or adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. However, if any other matter should come before the meeting or any postponement, continuation or adjournment thereof, it is the intention of the persons named in the accompanying WHITE proxy card or their substitutes to vote the proxy in accordance with their judgment on such matters.

        Our directors and director nominees are considered to be "participants" in this proxy solicitation under applicable regulations of the Securities and Exchange Commission ("SEC") as well as other persons who solicit proxies on our behalf. Please refer to Annex A, "Information Concerning Participants in the Company's Solicitation of Proxies," for information about our directors and director nominees as well as information about certain of our executives who may solicit proxies on our behalf. Other than the persons described in Annex A, none of our employees will be employed to solicit proxies. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of our solicitation of proxies. Solicitation of proxies may be made by mail, e-mail, facsimile and telephone or oral communications with some stockholders. Our directors, director nominees, executive officers and other employees will not receive additional compensation for soliciting proxies or performing clerical or ministerial tasks in furtherance of solicitations. Proxies and proxy material will also be distributed through brokers, custodians and other similar parties. Griffin will bear the cost of soliciting proxies pursuant to this proxy statement. We have engaged Griffin's registrar and transfer agent, American Stock Transfer & Trust Company, to assist in the solicitation of proxies. We estimate that the cost of these services will be less than $10,000.

        Each holder of a share of Common Stock of Griffin, par value $0.01 per share (the "Common Stock"), will be entitled to one vote for each share held of record by such person at the close of business on April 2, 2013 (the "Record Date"), which is the Record Date fixed by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement, continuation or adjournment thereof. As of such date, Griffin had outstanding 5,139,590 shares of Common Stock (none of which constituted shares of treasury stock). A majority of these shares present in person or represented by proxy will constitute a quorum at the Annual Meeting. A total of 2,363,238 shares of Common Stock, representing approximately 46.0% of the outstanding shares of Common Stock, are held by members of the Cullman and Ernst Group (as defined herein).

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

        Proposals by stockholders for Griffin's 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by Griffin no later than December 6, 2013 if such proposal is to be considered for inclusion in the 2014 proxy materials of Griffin. Any stockholder proposal not intended to be included in the proxy materials for the 2014 Annual Meeting must be received by Griffin no later than March 1, 2014, or else management of Griffin will retain discretion to vote proxies received for that meeting in their discretion with respect to any such proposal.

 PROPOSAL I. ELECTION OF DIRECTORS

        At the 2013 Annual Meeting of Stockholders, seven directors (which will comprise the entire Board) are to be elected. The Board of Directors proposed the nominees listed below for election as directors to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The directors must be elected by a plurality of the votes cast in person or by proxy by stockholders entitled to vote at the meeting. If, for any reason, any of Griffin's nominees become unavailable for election, the proxy holders listed on Griffin's WHITE proxy card will vote for such substitute nominee or nominees as may be designated by the Board of Directors, or the Board may elect to reduce the size of the Board.

        Griffin has been informed that GAMCO Asset Management Inc. ("GAMCO") intends to nominate two alternative director nominees, Edward T. Tokar and Walter M. Schenker, for election as directors at the Annual Meeting. The Board of Directors of Griffin DOES NOT endorse the election of GAMCO's nominees. You may receive proxy solicitation materials from GAMCO, including a proxy statement and proxy card. IF YOU DO RECEIVE SUCH PROXY MATERIALS FROM GAMCO, OUR BOARD URGES YOU NOT TO SIGN OR RETURN GAMCO'S PROXY CARD OR TO VOTE FOR ANY OF GAMCO'S NOMINEES.

Background to Potential Contested Election

        On December 6, 2012, GAMCO informed Griffin by letter that it was evaluating all options with regard to the submission of recommendations of individual(s) as nominees for directors for consideration by Griffin's Nominating Committee with respect to the 2013 Annual Meeting. On December 10, 2012, GAMCO sent Griffin a letter recommending that Griffin's Nominating Committee consider Edward T. Tokar and Walter M. Schenker as director nominees. GAMCO filed both of these letters as exhibits to amendments to its Schedule 13D filed with the SEC. On December 12, 2012, Griffin's Chairman and Chief Executive Officer, Frederick M. Danziger, had a telephone conversation with Mario Gabelli, Chairman and Chief Executive Officer of GAMCO Investors, Inc., in which Mr. Gabelli expressed interest in learning more about certain aspects of the Company's business. Mr. Danziger invited representatives of GAMCO to visit the Company's operations and meet with Griffin management. On January 24, 2013, Mr. Danziger, Michael S. Gamzon, Griffin's President and Chief Operating Officer, and Anthony J. Galici, Griffin's Vice President, Chief Financial Officer and Secretary, met with Mr. Gabelli and discussed Griffin's operations and other topics.

        On February 14, 2013, Griffin's Nominating Committee met to discuss and recommend to the Board the Company's nominees for election at the 2013 Annual Meeting, including consideration of the two candidates recommended by GAMCO. After a discussion and deliberation, the Nominating Committee concluded that it was in Griffin's best interests to recommend that the Board nominate Winston J. Churchill, Jr., David M. Danziger, Frederick M. Danziger, Thomas C. Israel, John J. Kirby, Jr., Jonathan P. May and Albert H. Small, Jr. for election as directors at the 2013 Annual Meeting, and not to recommend to the Board that it nominate GAMCO's recommended candidates. In making this recommendation, the Committee considered that, based on the information provided to the Committee by GAMCO, neither Mr. Tokar nor Mr. Schenker appeared to have significant industry experience and that their areas of expertise appeared to overlap with certain of Griffin's current directors. The Committee concluded that it was satisfied with the composition and size of the current Board, and believed that the current Board was effective in serving the interests of all of Griffin's stockholders. The Committee also considered that the Board had already added two new directors since September 2012. The Committee believed that adding additional new directors would result in a significant turnover of the Board in a very short period of time.

        On February 26, 2013, Mr. Danziger informed Mr. Gabelli of the Nominating Committee's decision by letter. In the letter, Mr. Danziger indicated that the Nominating Committee intended to consider Mr. Tokar and Mr. Schenker as director nominees at an appropriate time in the future, particularly in the event of a future vacancy on the Board. Mr. Danziger stated that the Nominating Committee asked him to extend invitations to Mr. Tokar and Mr. Schenker to meet with the committee in the near future. Mr. Danziger also expressed his hope that GAMCO representatives would accept his previous offer to visit Griffin's operations.

        On March 13, 2013, GAMCO provided Griffin with notice that GAMCO intended to nominate Mr. Tokar and Mr. Schenker for election as directors at the 2013 Annual Meeting and filed its notice as an exhibit to an amendment to its Schedule 13D. In its notice, GAMCO indicated that it may determine to deliver a proxy statement and form of proxy to Griffin's stockholders. As of the time of filing of this proxy statement, GAMCO has not filed proxy materials with the SEC.

Griffin's Director Nominees

        Griffin's nominees for election as director are the following:

Name (letters refer to Committee memberships, identified below)	(Age) and Date Since Which Has Continuously Served as a Director of Griffin		Principal Occupation and Business Experience During the Past Five Years (1)	Also Has Served as a Director of the Following Corporations During the Past Five Years
Winston J. Churchill, Jr. (b) (c) (3)	(72)	1997	Managing General Partner of SCP Partners; Chairman of CIP Capital Management, Inc.

			Mr. Churchill, Jr. has significant experience as a member of Griffin's Board of Directors, has many years of general business experience and expertise as a managing general partner and board member of public companies.	Rodman & Renshaw Capital Group, Inc.; Cyalume Technologies Holdings, Inc.; Innovative Solutions and Support, Inc.; Amkor Technology, Inc.
David M. Danziger (2)	(47)	2006

Managing member of Culbro LLC since January 2006; Executive Vice President of General Cigar Holdings, Inc. from January 1999 through April 2005.

Mr. Danziger has many years of general business experience and expertise as an executive of a public company.

Name (letters refer to Committee memberships, identified below)	(Age) and Date Since Which Has Continuously Served as a Director of Griffin		Principal Occupation and Business Experience During the Past Five Years (1)	Also Has Served as a Director of the Following Corporations During the Past Five Years
Frederick M. Danziger (2) (4)	(73)	1997

Chairman of the Board of Directors and Chief Executive Officer of Griffin Land & Nurseries, Inc. since May 2012. Mr. Danziger was the President and Chief Executive Officer of Griffin from April 1997 through May 2012.

Mr. Danziger's background as a lawyer and his extensive experience and knowledge with respect to real estate and real estate financing, which is a significant part of Griffin's business, provides a unique perspective to the Board.

				Monro Muffler Brake, Inc.; Bloomingdale Properties, Inc.
Thomas C. Israel (a) (b) (c)	(69)	2000

Chairman of A.C. Israel Enterprises, Inc.

Mr. Israel has significant experience as a member of Griffin's Board of Directors, many years of general business experience, finance experience, and expertise as an executive and board member of publicly held companies.

John J. Kirby, Jr. (4)	(73)	2012

Retired as a partner of Latham & Watkins LLP in 2007 and was head of litigation of that firm's New York office from 1996 to 2004.

Mr. Kirby's background as a lawyer and his general business experience and knowledge provides an additional perspective to the Board.

Jonathan P. May (a)	(46)	2012

Chief Operating Officer and Chief Financial Officer and a Director of The CarbonNeutral Company, a private company that is a leading provider of carbon reduction programs for corporations since 2008. Mr. May was the founder and Managing Director of Catalytic Capital, LLC from 2004-2008.

Mr. May has significant general business experience, finance experience, and expertise as an executive.

Name (letters refer to Committee memberships, identified below)	(Age) and Date Since Which Has Continuously Served as a Director of Griffin		Principal Occupation and Business Experience During the Past Five Years (1)	Also Has Served as a Director of the Following Corporations During the Past Five Years
Albert H. Small, Jr. (a) (b) (c) (3)	(56)	2009

President of Renaissance Centro LLC since 2008; President of WCI Communities Mid-Atlantic Division from 2005 through 2008; President of Renaissance Housing Corporation from 1984 through 2005;

Mr. Small, Jr. is active in the development and management of several commercial, residential, hotel and office developments in the Washington D.C area. Mr. Small, Jr. has significant experience in real estate development and management which gives him unique insights into Griffin's challenges, opportunities and operations.

Member of the (a) Audit Committee; (b) Compensation Committee; and (c) Nominating Committee.

1.
Except as otherwise indicated each director has had the same principal occupation during the past five years.

2.
David M. Danziger is the son of Frederick M. Danziger.

3.
Winston J. Churchill, Jr. and Albert H. Small, Jr. are brothers-in-law.

4.
John J. Kirby, Jr. and Frederick M. Danziger are brothers-in-law.

        The Board of Directors held six meetings during fiscal 2012. Griffin's Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Committee memberships of the Board of Directors are indicated in the above table. No director attended fewer than 91% of all Board and Committee meetings during fiscal 2012 (of Committees of which they were members).

        The Company encourages, but does not require, Board Members to attend the Annual Meeting of Stockholders. Last year, all five of the Board Members then in office attended the Annual Meeting of Stockholders.

Board Independence

        Under NASDAQ rules, an "independent director" of a company means a person who is not an officer or employee of the company or its subsidiaries and, in the opinion of the company's board of directors, does not have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Churchill, Israel, May and Small qualify as independent directors under NASDAQ rules.

Executive Officers who are not Directors

Name	Age	Principal Occupation During the Past Five Years
Michael S. Gamzon	43	President and Chief Operating Officer of Griffin since May 2012. Executive Vice President and Chief Operating Officer of Griffin from September 2010 through May 2012. Vice President of Griffin from January 2008 through August 2010. Investment Analyst with Alson Capital Partners, LLC from April 2005 until January 2008.
Scott Bosco	47	Vice President of Construction of the Griffin Land division since July 2005.
Anthony J. Galici	55	Vice President, Chief Financial Officer and Secretary of Griffin since 1997.
Thomas M. Lescalleet	50	Senior Vice President of the Griffin Land division since March 2002.
Gregory M. Schaan	55

President and Chief Executive Officer of Imperial since October 1999. Senior Vice President of Sales and Marketing of Imperial from 1997 through 1999. Vice President of Sales and Marketing of Imperial from 1992 through 1997.

  Michael S. Gamzon is the son-in-law of Frederick M. Danziger and the brother-in-law of David M. Danziger.

Audit Committee

        Griffin's Audit Committee consists of Thomas C. Israel, Chairman, Jonathan P. May and Albert H. Small, Jr. Mr. May was appointed to the Audit Committee upon Mr. Churchill's resignation from the Audit Committee on January 22, 2013. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy, and the Board has determined that each member is independent under the listing standards of NASDAQ and the rules of the SEC, regarding audit committee membership. In addition, Mr. Israel's employment experience in finance results in his financial sophistication under NASDAQ rules, although none of the members of the Audit Committee are considered a financial expert as defined by Item 407(d)(5) of Regulation S-K of the Securities and Exchange Act of 1934. Through January 31, 2012, the Audit Committee engaged an accounting and auditing firm as an advisor to the Audit Committee in carrying out its responsibilities, represented by a partner who is a certified public accountant with extensive experience in auditing the financial statements of public and private companies. Since January 31, 2012, the Audit Committee has directly engaged the former partner of the accounting and auditing firm that had provided service to Griffin to advise the Audit Committee. The Audit Committee approves all auditing and non-auditing services, reviews audit reports and the scope of audit by Griffin's independent registered public accountants and related matters pertaining to the preparation and examination of Griffin's financial statements. From time to time, the Audit Committee makes recommendations to the Board of Directors with respect to the foregoing matters. The Audit Committee held four meetings in fiscal 2012 and recommended to the Board of Directors the selection of McGladrey LLP as the

Company's independent registered public accountants (see "Ratification of the Selection of Independent Registered Public Accountants" on page 28).

Board of Directors' Role in Oversight of Risk

        Management is responsible for Griffin's day-to-day risk management activities, and the Board's role is to engage in informed risk oversight. In fulfilling this oversight role, Griffin's Board of Directors focuses on understanding the nature of Griffin's enterprise risks, including operations and strategic direction, as well as the adequacy of Griffin's overall risk management system. There are a number of ways the Board performs this function, including the following:

  •
  at its regularly scheduled meetings, the Board receives management updates on Griffin's business operations, financial results and strategy and discusses risks related to its businesses;

  •
  the Audit Committee assists the Board in its oversight of risk management by discussing with management, particularly the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer, Griffin's major risk exposures and the steps management has taken to monitor and control such exposures; and

  •
  through management updates and committee reports, the Board monitors Griffin's risk management activities, including the risk management process, risks relating to Griffin's compensation programs, and financial and operational risks being managed by Griffin.

        The Board does not believe that its role in the oversight of Griffin's risk affects the Board's leadership structure.

Compensation Risk

        The Compensation Committee reviews compensation policies and practices affecting employees in addition to those applicable to executive officers. The Compensation Committee has determined that it is not reasonably likely that Griffin's compensation policies and practices for its employees would have a material adverse effect on Griffin.

Nominating Committee

        Griffin's Nominating Committee consists of Thomas C. Israel, Chairman, Winston J. Churchill, Jr. and Albert H. Small, Jr. All of the members of the Nominating Committee are independent directors. The Nominating Committee reviews candidates for appointment to the Griffin Board of Directors. In searching for qualified director candidates for election to Griffin's Board of Directors and to fill vacancies on the Board, the Board may solicit current directors for the names of potentially qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates and will consider suggestions from shareholders for nominees for election as directors. The Nominating Committee does not have a policy on the consideration of board nominees recommended by stockholders. The Board believes such a policy is not necessary in that the Nominating Committee will consider nominees based on a nominee's qualifications, regardless of whether the nominee is recommended by stockholders. Mr. Kirby was recommended to the Nominating Committee by Griffin's Chairman and Chief Executive Officer and Mr. May was recommended to the Nominating Committee by another executive officer. The Nominating Committee does not have a charter. The Nominating Committee met twice in fiscal 2012.

Board Diversity; Selection and Evaluation of Director Candidates

        The Board does not have a formal policy with respect to Board nominee diversity. There are no specific minimum qualifications that the Nominating Committee believes must be met for a person to serve on the Board. When identifying nominees for director, the Nominating Committee focuses on relevant subject matter expertise, depth of knowledge in key areas that are important to Griffin, and the background, perspective and experience of the nominee. The Nominating Committee is charged with building and maintaining a board that has an ideal mix of talent and experience to achieve Griffin's business objectives in the current environment. Any stockholder who wishes to recommend a candidate to the Nominating Committee for consideration as a director nominee should submit the recommendation in writing to the Secretary of the Company sufficiently in advance of the Company's annual meeting to permit the Nominating Committee to complete its review in a timely fashion.

Board Leadership Structure

        Prior to the death of Mr. Edgar Cullman, Griffin's Chairman of the Board, in August 2011, the Board had been led by a Non-Executive Chairman since 1997. Separate individuals held the positions of Chairman of the Board and Chief Executive Officer, and the Chairman was not an employee. In May 2012, the Board appointed Mr. Frederick M. Danziger Chairman of the Board and Chief Executive Officer. In making that appointment, the Board concluded that, based on Griffin's present circumstances, Griffin and its stockholders are best served by having Mr. Danziger serve as Chairman of the Board and Chief Executive Officer. Mr. Danziger's combined role as Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for Griffin, which allows for a single, clear focus for management to execute Griffin's strategy and business plans, particularly in light of Mr. Danziger's service as Griffin's Chief Executive Officer since 1997.

Communication with the Board or Nominating Committee

        Stockholders who wish to communicate with the Board of Directors or the Nominating Committee should address their communications to Thomas C. Israel, Chairman of the Nominating Committee, via first class mail, at Griffin Land & Nurseries, Inc., One Rockefeller Plaza, Suite 2301, New York, New York, 10020. Such communication will be distributed to the specific Director(s) requested by the stockholders, or if generally to the Board of Directors, to other members of the Board of Directors as may be appropriate depending on the material outlined in the stockholder communication.

Compensation Committee

        Griffin's Compensation Committee consists of Winston J. Churchill, Jr., Chairman, Thomas C. Israel and Albert H. Small, Jr., who was appointed to the Compensation Committee on January 22, 2013, increasing the Committee from two to three members. All of the members of the Compensation Committee are independent directors. The Compensation Committee oversees Griffin's executive compensation programs, Griffin's 2009 Stock Option Plan, Griffin's 401(k) Savings Plan (the "Griffin 401(k) Savings Plan") and Griffin's non-qualified deferred compensation plan (the "Deferred Compensation Plan"). No member of the Compensation Committee has been an officer or employee of Griffin. None of Griffin's executive officers have served as a director or member of the compensation committee of any entity whose executive officers served as a director of Griffin or member of Griffin's Compensation Committee. The Compensation Committee does not have a charter and met once in fiscal 2012.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND PRINCIPAL HOLDERS

        The following table lists the number of shares and options to purchase shares of Common Stock of Griffin beneficially owned or held by: (i) each person known by Griffin to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) the Named Executive Officers; and (iv) all directors and officers of Griffin, collectively. Unless otherwise indicated, information is provided as of April 2, 2013.

Name and Address (1)	Shares Beneficially Owned (2)	Percent of Total
Cullman and Ernst Group (3)	2,409,854	45.9
Frederick M. Danziger (3)	244,712	4.7
David M. Danziger (3)	435,089	8.3
Michael S. Gamzon (3)	111,156	2.1
John J. Kirby, Jr.	3,378	*
Winston J. Churchill, Jr. SCP Partners 1200 Liberty Ridge Drive, Suite 300 Wayne, PA 19087	60,971	1.2
Thomas C. Israel Ingleside Investors 12 East 49th Street New York, NY 10017	36,971	*
Jonathan P. May The CarbonNeutral Company 10 East 40th Street New York, NY 10128	1,870	*
Albert H. Small, Jr. 7311 Arrowood Road Bethesda, MD 20817	5,987	*
Anthony J. Galici Griffin Land & Nurseries, Inc. 90 Salmon Brook Street Granby, CT 06035	26,023	*
Gregory M. Schaan Imperial Nurseries, Inc. 90 Salmon Brook Street Granby, CT 06035	5,250	*
Thomas M. Lescalleet Griffin Land 204 West Newberry Road Bloomfield, CT 06002	7,500	*
Scott Bosco Griffin Land 204 West Newberry Road Bloomfield, CT 06002	5,833	*
Gabelli Funds, LLC et al (4) Gabelli Funds, LLC One Corporate Center Rye, NY 10580	1,666,541	31.7
All directors and officers collectively, consisting of 12 persons (5)	894,740	17.0

*
Less than 1%

  (1)
  Unless otherwise indicated, the address of each person named in the table is 641 Lexington Avenue, New York, NY 10022.

  (2)
  This information reflects the definition of beneficial ownership adopted by the Securities and Exchange Commission (the "Commission"). Beneficial ownership reflects sole investment and voting power, except as reflected below in footnote 3. Where more than one person shares investment and voting power in the same shares, such shares may be shown more than once. Such shares are reflected only once, however, in the total for all directors and officers. Includes stock options granted pursuant to the Griffin Stock Option Plan, as amended, that are exercisable within 60 days of the Record Date as follows: Frederick M. Danziger–10,000 options; David M. Danziger–4,238 options; Michael S. Gamzon–30,000 options; John J. Kirby, Jr.–2,378 options; Winston J. Churchill, Jr.–14,310 options; Thomas C. Israel–14,310 options; Jonathan P. May–1,870 options; Albert H. Small, Jr.–5,987 options; Anthony J. Galici–5,000 options; Gregory M. Schaan–5,000 options; Thomas M. Lescalleet–5,000 options; and Scott Bosco–5,833 options.

  (3)
  Based on a Schedule 13D/A filed with the Commission on February 15, 2012 on behalf of the Cullman and Ernst Group and Griffin's records. Included in the shares held by the Cullman and Ernst Group are the following: 1,131,101 shares beneficially owned by Susan R. Cullman, of which she has sole voting and dispositive power with respect to 71,439 shares and shared voting and dispositive power with respect to 1,059,662 shares; 729,670 shares beneficially owned by Edgar M. Cullman, Jr., of which he has sole voting and dispositive power with respect to 132,522 shares and shared voting and dispositive power with respect to 597,148 shares; 684,802 shares beneficially owned by Louise B. Cullman, of which she has sole voting and dispositive power with respect to 18,410 shares and shared voting power and dispositive power with respect to 666,392 shares; 459,746 shares beneficially owned by Lucy C. Danziger, of which she has sole voting and dispositive power with respect to 60,322 shares and shared voting and dispositive power with respect to 399,424 shares; 405,381 shares beneficially owned by John Ernst, of which he has sole voting and dispositive power with respect to 7,349 shares and shared voting and dispositive power with respect to 398,032 shares; 244,712 shares beneficially owned by Frederick M. Danziger, of which he has sole voting and dispositive power with respect to 73,534 shares and shared voting and dispositive power with respect to 171,178 shares; 259,394 shares beneficially owned by Elissa F. Cullman, of which she has sole voting and dispositive power with respect to 14,850 shares and shared voting and dispositive power with respect to 244,544 shares; 233,792 shares beneficially owned by B Bros. Realty, LLC (of which Susan R. Cullman is a member), of which it has sole voting and dispositive power with respect to all such shares; 186,546 shares beneficially owned by Carolyn Sicher, of which she has sole voting and dispositive power with respect to 21,422 shares and shared voting and dispositive power with respect to 165,124 shares; 116,037 shares beneficially owned by Carolyn S. Fabrici, of which she has shared voting and dispositive power with respect to all such shares; 435,089 shares beneficially owned by David M. Danziger, of which he has sole voting and dispositive power with respect to 33,395 shares and shared voting and dispositive power with respect to 401,694 shares; 111,156 shares held by Michael S. Gamzon, of which he has sole voting and dispositive power with respect to 30,000 shares and shared voting and dispositive power with respect to 81,156 shares; 356,952 shares beneficially owned by Rebecca D. Gamzon, of which she has sole voting and dispositive power with respect to 10,550 shares and shared voting and dispositive power with respect to 346,402 shares; 58,731 shares beneficially owned by Alexandra Ernst, of which she has sole voting and dispositive power with respect to 1,748 shares and shared voting and dispositive power with respect to 56,983 shares; 45,134 shares beneficially owned by Jessica P. Ernst, of which she has sole voting and dispositive power with respect to 1,250 shares and shared voting and dispositive power with respect to 43,884 shares; 5,176 shares beneficially owned by Matthew Ernst, of which he has sole voting and dispositive power with respect to 1,650 shares and shared voting and dispositive power with respect to 3,526 shares; 44,580 shares beneficially owned by Margot P. Ernst, of which she has shared voting and dispositive power with respect to all such shares; 16,669 shares beneficially owned by Edgar M. Cullman III, of which he has sole voting and dispositive power with respect to all such shares; 13,594 shares beneficially owned by Samuel B. Cullman, of which he has sole voting and dispositive power with respect to all such shares; 9,550 shares beneficially owned by Georgina D. Cullman, of which she has sole voting and dispositive power with respect to all such shares; 21,138 shares beneficially owned by the Estate of Edgar M. Cullman (for which Lucy C. Danziger and Susan R. Cullman are executors) of which it has sole voting power with respect to all such shares; and 3,378 shares beneficially owned by John J. Kirby, Jr., of which he has sole voting and dispositive power with respect to all such shares.

    The Schedule 13D/A states that there is no formal agreement governing the group's holding and voting of shares held by members of the Cullman and Ernst Group but that there is an informal understanding that the persons and entities included in the group will hold and vote together with shares owned by each of them in each case subject to any applicable fiduciary responsibilities. Certain of the shares held by members of the Cullman and Ernst Group are pledged as security for loans payable to third parties under standard pledge arrangements.

  (4)
  Griffin has received a copy of Schedule 13D/A as filed with the Commission by Gabelli Funds, LLC et al, reporting ownership of these shares as of March 13, 2013. As reported in said Schedule 13D/A, Gabelli Funds, LLC reports sole dispositive power with respect to 553,100 shares, GAMCO Asset Management Inc. ("GAMCO") reports sole voting power with respect to 963,863 of these shares and sole dispositive power with respect to 1,022,453 of these shares and Teton Advisors, Inc. ("Teton Advisors") reports sole voting and dispositive power with respect to 90,988 of these shares. The securities have been acquired by GGCP, Inc. ("GGCP"), and certain of its direct and indirect subsidiaries, including GAMCO Investors, Inc. ("GBL"), on behalf of their investment advisory clients. Mario Gabelli, as the controlling stockholder, Chief Executive Officer and a director of GGCP, Chairman and Chief Executive Officer of GBL, and the controlling shareholder of Teton Advisors, is deemed to have beneficial ownership of the shares owned beneficially by Gabelli Funds, LLC, GAMCO and Teton Advisors. GBL and GGCP are deemed to have beneficial ownership of the shares beneficially owned by each of the foregoing persons other than Mario Gabelli and the Gabelli Foundation, Inc. For the shares held by Gabelli Funds, LLC, with respect to the 50,000 shares held by the Gabelli Capital Asset Fund, the 55,500 shares held by the Gabelli Equity Trust, the 104,000 shares held by the Gabelli Asset Fund, the 132,000 shares held by the Gabelli Value Fund, the 201,600 shares held by the Gabelli Small Cap Growth Fund, and the 10,000 shares held by the Gabelli Equity Income Fund, the proxy voting committee of each such fund has taken and exercises in its sole discretion the entire voting power with respect to the shares held by such funds.

  (5)
  Excluding shares held by certain charitable foundations, the officers and/or directors of which include certain officers and directors of Griffin.

INTERESTS IN CERTAIN TRANSACTIONS

        Griffin reviews any relationships and transactions in which Griffin and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Griffin's corporate staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether Griffin or a related person has a direct or indirect material interest in the transaction. In accordance with its charter, the Audit Committee is then responsible for reviewing and approving all related person transactions. As required under SEC rules, transactions that are determined to be directly or indirectly material to Griffin or a related person are disclosed in Griffin's Annual Report on Form 10-K and Proxy Statement.

        The information given in this Proxy Statement with respect to the five-year business experience of each director and officer, beneficial ownership of stock, interlocks and the respective interests of persons in transactions to which Griffin or any of its subsidiaries was a party (other than as appears from the records of Griffin), is based upon statements furnished to Griffin by its directors and officers.

 COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by, or paid to each of Griffin's named executive officers (the "Named Executive Officers") during the last completed fiscal year. The Named Executive Officers for the fiscal year ended December 1, 2012 are as follows:

Frederick M. Danziger	Chairman of the Board and Chief Executive Officer ("CEO") of Griffin
Michael S. Gamzon	President and Chief Operating Officer ("COO") of Griffin
Anthony J. Galici	Vice President, Chief Financial Officer and Secretary of Griffin
Thomas M. Lescalleet	Senior Vice President of the Griffin Land division
Gregory M. Schaan	President and Chief Executive Officer of Imperial Nurseries, Inc.

Compensation Philosophy and Overview

        Griffin's compensation programs are designed to attract, motivate and retain the management talent that Griffin believes is necessary to achieve its financial and strategic goals. Griffin's Compensation Committee strives to pay for performance by rewarding each of its Named Executive Officers for team results and their individual contributions to Griffin's success. In this way, Griffin believes that the interests of its executives align with the interests of its stockholders.

Design and Implementation

        With these objectives in mind, Griffin's Compensation Committee has built an executive compensation program that consists of three principal elements:

  1.
  Base Salary
  2.
  Annual Incentive Compensation Programs
  3.
  Long-Term Incentive Program

        Griffin also contributes to a 401(k) savings plan and deferred compensation plan on behalf of its Named Executive Officers. These contributions, however, comprise a relatively minor portion of Griffin's Named Executive Officers' compensation packages.

Base Salary

        Griffin pays base salaries to its Named Executive Officers in order to provide a consistent, minimum level of pay that sustained individual performance warrants. Griffin also believes that a competitive annual base salary is important to attract and retain an appropriate caliber of talent for each position over time.

        The annual base salaries of Griffin's Named Executive Officers are determined by its Chairman and CEO (except with regard to his salary) and approved annually by the Compensation Committee. The annual base salary of Griffin's Chairman and CEO is determined by the Compensation Committee. All salary decisions are based on each Named Executive Officer's level of responsibility, experience and recent and past performance, as determined by the Chairman and CEO and the Compensation Committee, as applicable. Griffin does not benchmark its base salaries in any way, nor does Griffin employ the services of a compensation consultant.

Annual Incentive Compensation Programs

        Griffin's annual incentive programs are designed to recognize short-term performance against established annual performance goals for each of its operating businesses, as explained below. These performance goals are developed by the Chairman and CEO and the President and COO and approved or modified, as necessary, by the Compensation Committee. Additionally, the Compensation Committee retains the discretion to adjust any awards made to Griffin's executives, including making awards in the absence of the attainment of any of the performance goals under Griffin's annual incentive compensation plans. Any such adjustment may only be to the benefit of the participants. The Compensation Committee made a discretionary increase in the amount of $138,280 to the incentive compensation pool for fiscal 2012 under the Griffin Land Incentive Compensation Plan. Griffin makes annual incentive payments, if any, in the year following the year in which they are earned.

Griffin Land

        Under the Griffin Land Incentive Compensation Plan for Fiscal Year 2012 (the "Griffin Land Incentive Plan"), incentive compensation is awarded based on certain defined components, including: (i) profit from property sales (10% of the pretax profit on property sales, as defined in the Griffin Land Incentive Plan, with a maximum of an aggregate $150,000 of incentive compensation that could have been accrued under this component); (ii) value generated from build-to-suit projects entered into in fiscal 2012 (10% of the incremental value created, as defined in the Griffin Land Incentive Plan, with a maximum of an aggregate $200,000 of incentive compensation could have been accrued under this component); (iii) value generated from the leasing of projects built on speculation (10% of the incremental value generated, as defined in the Griffin Land Incentive Plan, with a maximum of an aggregate $200,000 of incentive compensation could have been accrued under this component); (iv) the leasing of currently vacant space (with a maximum of an aggregate $200,000 of incentive compensation that could have been accrued under this component); and (v) the renewal of leases expiring in fiscal 2012 (with a maximum of an aggregate $60,000 of incentive compensation that could have been accrued under this component). Any amounts of incentive compensation earned under components (iv) and (v) are subject to adjustment based on the amount of funds from operations, as defined in the Griffin Land Incentive Plan, achieved by Griffin Land. An additional discretionary component exists related to potential transactions involving Griffin Land's properties in Pennsylvania. If, at the discretion of the Compensation Committee, incentive compensation is warranted as a result of transactions on the real estate assets in Pennsylvania, 50% of such incentive compensation would be accrued under this component; however, the Compensation Committee did not exercise its discretion to award an amount for this component of the Griffin Land Incentive Plan for fiscal 2012. These objectives are designed to reward management for increasing the operating cash flow of the real estate business. Amounts earned under each objective are accrued into an incentive compensation pool up to a maximum incentive compensation amount, which was $810,000 in fiscal 2012, if all targets were achieved at their maximum amounts. The incentive compensation pool is divided among executives and employees of Griffin Land. The amounts earned by Griffin Land employees under the Griffin Land Incentive Plan may be increased at the discretion of the Compensation Committee. The Compensation Committee increased the incentive compensation pool of the Griffin Land Incentive Plan for fiscal 2012 by $138,280 principally due to the completion of the sale of approximately 93 acres of undeveloped land to Dollar Tree Distribution, Inc. for $7.0 million in fiscal 2012. Incentive compensation on that transaction was specifically excluded from the component of the Griffin Land Incentive Plan for property sales and left to the discretion of the Compensation Committee.

        Over the past three years, achievement of the components of the Griffin Land Incentive Plan has been as follows:

Incentive Plan Component	Fiscal 2012	Fiscal 2011	Fiscal 2010
Profit from property sales	Achieved	Achieved	Achieved
Value generated from buildings built on speculation	Not Achieved	Not Applicable	Not Achieved
Value generated from build-to-suit projects	Not Achieved	Not Achieved	Not Achieved
Leasing of currently vacant space	Achieved	Achieved	Achieved
Renewal of expiring leases	Achieved	Achieved	Achieved

        The achievement of profit from property sales, leasing of currently vacant space and renewal of expiring leases resulted in $161,720 being accrued into the incentive compensation pool for the Griffin Land Incentive Plan for fiscal 2012. Subsequently, the Compensation Committee, at its discretion, increased the incentive compensation pool by $138,280 bringing the total amount accrued into the Griffin Land incentive compensation pool for fiscal 2012 to $300,000.

Imperial Nurseries

        Under the Imperial Nurseries, Inc. ("Imperial") Incentive Compensation Plan for Fiscal Year 2012, (the "Imperial Incentive Plan"), incentive compensation is awarded based on the achievement of certain defined components, including operating profit and operating cash flow, by Imperial.

  Operating Profit

        The amount to be accrued into Imperial's incentive compensation pool with respect to operating profit is a percentage of Imperial's operating profit achieved. If Imperial incurs an operating loss, no incentive compensation is accrued. If Imperial achieves an operating profit below $250,000, 30% of the operating profit is accrued into the incentive compensation pool. If Imperial's operating profit is between $250,000 and $500,000, $75,000 plus 40% of the operating profit above $250,000 is accrued into the incentive compensation pool. If Imperial's operating profit is between $500,000 and $750,000, $175,000 plus 50% of the operating profit above $500,000 is accrued into the incentive compensation pool. If Imperial's operating profit is between $750,000 and $1,000,000, $300,000 plus 30% of the operating profit above $750,000 is accrued into the incentive compensation pool. If Imperial's operating profit is above $1,000,000, $375,000 plus 25% of the operating profit above $1,000,000 is accrued into the incentive compensation pool. Because Imperial did not achieve an operating profit in fiscal 2012, no amounts were accrued into Imperial's incentive compensation pool for the operating profit component of the Imperial Incentive Plan.

  Operating Cash Flow

        The amount to be accrued into Imperial's incentive compensation pool with respect to operating cash flow is $20,000 if operating cash flow, as calculated for incentive compensation purposes, equals $250,000, or $0 if operating cash flow, as calculated for incentive compensation purposes, is below $250,000. If operating cash flow, as calculated for incentive compensation purposes, exceeds $250,000 but is less than $425,000, 12% of the operating cash flow above $250,000 will also be accrued into the incentive compensation pool. For each additional $25,000 increment of operating cash flow, as calculated for incentive compensation purposes, above $425,000, $3,125 of incentive compensation will also be accrued into the incentive compensation pool. Because Imperial's fiscal 2012 operating cash flow, as calculated for incentive compensation purposes, was below $250,000, no amounts were accrued into Imperial's incentive compensation pool for the operating cash flow component of the Imperial Incentive Plan.

        No amounts were accrued into Imperial's incentive compensation pool for fiscal 2012 because neither the operating profit component nor the operating cash flow component were met.

Corporate

        The 2012 Corporate Incentive Compensation Plan (the "Corporate Incentive Plan") was designed to reward corporate employees, including Griffin's Chairman and CEO, President and COO and the Vice President, Chief Financial Officer and Secretary, based on the results of Griffin's operating businesses, consistent with Griffin's goal to award for performance through team results as discussed above. Under the Corporate Incentive Plan, the amount of corporate incentive compensation was based on the levels of incentive compensation earned at Griffin Land and Imperial. If both the employees at Griffin Land and the senior executives at Imperial had earned incentive compensation under their respective plans, then an amount equal to 80% of the sum of those respective pools would accrue into the Corporate incentive compensation pool. However, because only Griffin Land earned incentive compensation, an amount equal to 15% of the total amount of the Griffin Land incentive compensation pool, including the Compensation Committee's discretionary increase to the Griffin Land incentive compensation pool of $138,280, was accrued into the Corporate incentive compensation pool, of which the President and COO and the Vice President, Chief Financial Officer and Secretary were beneficiaries. The President and COO and the Vice President, Chief Financial Officer and Secretary were each allocated 35% of that pool. The Chairman and CEO received no allocation.

Long-Term Incentive Program—Equity Awards

        Griffin believes that equity ownership in Griffin is important to provide its Named Executive Officers with long-term incentives to build value for Griffin's stockholders. In addition, the equity program is designed to attract and retain the executive management team. The Griffin equity program consists entirely of stock option awards. Stock options have value only if the stock price increases over time and, therefore, provide executives with an incentive to build Griffin's value. This characteristic ensures that the Named Executive Officers have a meaningful portion of their compensation tied to future stock price increases. If Griffin's stock price increases, stock options have the potential to provide high returns to its executives, thus helping Griffin to attract and retain management. However, the realizable value of the stock options can fall to zero if the stock price is lower than the exercise price established on the date of grant.

        Stock option awards to Named Executive Officers are entirely discretionary. The Chairman and CEO recommends whether and how many stock options should be awarded to the other Named Executive Officers, and the Compensation Committee approves or, if necessary, modifies his recommendations. The Compensation Committee solely determines whether and how many stock options should be awarded to the Chairman and CEO. In making stock option award determinations, the Chairman and CEO and the Compensation Committee consider the prior contribution of participants and their expected future contributions to the growth of Griffin. In fiscal 2012, no stock options were awarded to the Named Executive Officers and no stock options were issued to other employees.

        The Griffin Land & Nurseries, Inc. 2009 Stock Option Plan (the "2009 Stock Option Plan") makes available options to purchase 386,926 shares of Griffin common stock, which includes options to purchase the 161,926 shares that were available for issuance under Griffin's prior stock option plan. The Compensation Committee of Griffin's Board of Directors administers the 2009 Stock Option Plan. Options granted under the 2009 Stock Option Plan may be either incentive stock options or non-qualified stock options issued at fair market value of a share of common stock on the date the award is approved by Griffin's Compensation Committee. Vesting of all of Griffin's previously issued stock options is solely based upon service requirements and does not contain market or performance conditions.

        In accordance with the 2009 Stock Option Plan, stock options granted to non-employee directors upon their initial election to the board of directors are fully exercisable immediately upon the date of the option grant. Stock options granted to non-employee directors upon their reelection to the board of directors vest on the second anniversary from the date of grant. Stock options granted to employees vest in equal installments on the third, fourth and fifth anniversaries from the date of grant. Stock options granted to employees and non-employee directors have a maximum term of ten years from the date of grant.

        Of the 386,926 shares of common stock reserved for issuance under the 2009 Stock Option Plan, as of December 1, 2012, 124,569 shares were subject to outstanding options granted under the 2009 Stock Option Plan. In addition, as of December 1, 2012, 262,357 shares were available for future awards under the 2009 Stock Option Plan (which includes certain shares that again became available following the forfeiture of outstanding options). For more information on stock options, see the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards Table and their footnotes.

Perquisites and Other Benefits

        Griffin's Named Executive Officers are eligible for the same health and welfare programs and benefits as the rest of its employees in their respective locations. In addition, Griffin's Vice President, Chief Financial Officer and Secretary receives an automobile allowance of $8,000 per year.

        Griffin's Named Executive Officers are entitled to participate in and receive employer contributions to Griffin's 401(k) Savings Plan. In addition, Griffin has established a non-qualified Deferred Compensation Plan (the "Deferred Compensation Plan") that allows eligible participants, including the Named Executive Officers, to defer portions of their annual base salary, as well as receive employer matching contributions with respect to deferrals that would exceed IRS limits under the Griffin 401(k) Savings Plan. For more information on employer contributions to the Griffin 401(k) Savings Plan and the Deferred Compensation Plan, see the Summary Compensation Table and its footnotes.

Analysis

Base Salary

        The following table presents the base salaries for Griffin's Named Executive Officers in 2012 and the percentage increase over their 2011 base salaries.

	Annual Salary	% Increase
Mr. Danziger	$520,000	—
Mr. Gamzon	$331,500	2.0%
Mr. Galici	$273,400	2.0%
Mr. Lescalleet	$239,292	2.0%
Mr. Schaan	$244,800	—

Annual Incentive Compensation Program

        The following table presents the total annual incentive payments made to the Named Executive Officers for fiscal 2012, the amount of annual incentive compensation awarded under Griffin's respective annual incentive compensation plans, and the amount of any discretionary bonus the Compensation Committee awarded to the Named Executive Officers.

	Incentive Plan Payments	Discretionary Bonus Payments	Total Annual Incentive Payments
Mr. Danziger	$—	$—	$—
Mr. Gamzon	$15,750	$—	$15,750
Mr. Galici	$15,750	$—	$15,750
Mr. Lescalleet	$48,516	$41,484	$90,000
Mr. Schaan	$—	$—	$—

Griffin Land

        Mr. Lescalleet was awarded $90,000 in annual incentive compensation for 2012 based on the formula under the Griffin Land Incentive Plan, which included $41,484 of the $138,280 discretionary amount added by the Compensation Committee to the Griffin Land Incentive Plan incentive compensation pool for fiscal 2012.

Imperial Nurseries

        Mr. Schaan did not receive an award under the Imperial Incentive Plan because Imperial did not achieve an operating profit or meet the operating cash flow requirements of the Imperial Incentive Plan in fiscal 2012. The Compensation Committee did not exercise its discretion to alter the formula result of the Imperial Incentive Plan.

Corporate

        Because only employees at Griffin Land earned incentive compensation for fiscal 2012, under the Corporate Incentive Plan, the President and COO and the Vice President, Chief Financial Officer and Secretary were each entitled to receive incentive compensation of $15,750. The Chairman and CEO was not entitled to any incentive compensation. The Compensation Committee did not exercise its discretion to alter the formula result of the Corporate Incentive Plan.

Stockholder Say-on-Pay Votes

        At Griffin's 2012 Annual Meeting of Stockholders, Griffin's stockholders were given the opportunity to cast an advisory vote on Griffin's executive compensation. Approximately 99% of the votes cast on this "2012 say-on-pay vote" were voted in favor of the proposal. Griffin has considered the 2012 say-on-pay vote and believes that the overwhelming support of the Griffin stockholders for the 2012 say-on-pay vote proposal indicates that Griffin's stockholders are supportive of the approach to executive compensation. Thus, Griffin did not make any changes to its executive compensation arrangements in response to the 2012 say-on-pay vote. In the future, Griffin will continue to consider the outcome of the say-on-pay votes when making compensation decisions regarding its named executive officers.

Accounting and Tax Considerations

        Griffin does not believe it need now adopt any policy with respect to the $1,000,000 deduction cap of Section 162(m) of the Internal Revenue Code. While the Compensation Committee will give due consideration to the deductibility of compensation payments on compensation arrangements with Griffin's executive officers, the Compensation Committee will make its compensation decisions based on an overall determination of what it believes to be in the best interests of Griffin and its shareholders, and deductibility will be only one among a number of factors used by the Compensation Committee in making its compensation decisions.

        Section 4999 and Section 280G of the Internal Revenue Code provide that certain executives could be subject to significant excise taxes if they receive payments or benefits that exceed certain limits in connection with a change in ownership or change in effective control of Griffin and that Griffin or its successors could lose an income tax deduction with respect to the payments subject to the excise tax. Griffin has not entered into any agreements with any executives that provide for a tax "gross up" or other reimbursement for taxes the executive might be required to pay pursuant to Section 4999 of the Internal Revenue Code.

        Section 409A of the Internal Revenue Code imposes significant additional taxes and interest on underpayments of taxes in the event an employee or other service provider defers compensation under a plan or agreement that does not meet the requirements of Section 409A of the Internal Revenue Code. Griffin has generally structured its programs and individual arrangements in a manner intended to be exempt from complying with the requirements of Section 409A of the Internal Revenue Code.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management Griffin's Compensation Discussion and Analysis, and based upon this review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for its 2013 Annual Meeting of Stockholders, to be filed with the Securities and Exchange Commission.

                      Winston J. Churchill, Jr. (Chairman)
                      Thomas C. Israel
                      Albert H. Small, Jr.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table presents information regarding compensation of each of Griffin's Named Executive Officers for services rendered during fiscal years 2012, 2011 and 2010.

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation ($)		Total ($)
Frederick M. Danziger	2012	$520,000	$—	$—	$—	$15,858	(4)	$535,858
Chairman and Chief Executive	2011	$538,846	$—	$322,000	$—	$15,825		$876,671
Officer of Griffin	2010	$510,000	$—	$—	$—	$15,888		$525,888
Michael S. Gamzon	2012	$331,000	$—	$—	$15,750	$10,078	(5)	$356,828
President and Chief Operating	2011	$334,615	$—	$322,000	$13,094	$9,967		$679,676
Officer of Griffin	2010	$269,279	$—	$—	$10,045	$8,356		$287,680
Anthony J. Galici	2012	$272,984	$—	$—	$15,750	$16,554	(6)	$305,288
Vice President, Chief Financial Officer	2011	$277,673	$—	$161,000	$13,094	$16,840		$468,607
and Secretary of Griffin	2010	$262,500	$—	$—	$10,045	$16,508		$289,053
Thomas M. Lescalleet	2012	$238,931	$41,484	$—	$48,516	$10,634	(7)	$339,565
Senior Vice President,	2011	$243,092	$—	$161,000	$74,820	$10,929		$489,841
Griffin Land division	2010	$230,077	$4,500	$—	$52,898	$10,526		$298,001
Gregory M. Schaan	2012	$244,800	$—	$—	$—	$7,552	(8)	$252,352
President and Chief Executive	2011	$253,661	$—	$161,000	$—	$7,670		$422,331
Officer of Imperial	2010	$240,000	$—	$—	$—	$7,726		$247,726

(1)
Fiscal 2011 was a 53-week year.

(2)
Option award amounts represent the grant date fair value for options granted to each of the Named Executive Officers in fiscal 2011. The assumptions used in determining the grant date fair value of the option awards are set forth in Note 14 of Griffin's consolidated financial statements. Option awards are made at the discretion of the Compensation Committee. Stock options issued to employees vest in equal installments on the third, fourth and fifth anniversaries of the date of grant. Expense is recognized ratably in monthly increments over the three, four and five year vesting periods, and is based on the grant date fair value of the options. The grant date fair value does not change to reflect any subsequent changes in Griffin's stock price.

(3)
Messrs. Gamzon and Galici are beneficiaries of the Corporate Incentive Plan. Mr. Lescalleet is a beneficiary of the Griffin Land Incentive Plan.

(4)
Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,476 and matching contributions related to the Deferred Compensation Plan of $11,190.

(5)
Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,881 and matching contributions related to the Deferred Compensation Plan of $5,005.

(6)
Represents life insurance premiums of $365, matching contributions related to the Griffin 401(k) Savings Plan of $4,707 and matching contributions related to the Deferred Compensation Plan of $3,482 and an automobile allowance of $8,000.

(7)
Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $5,101, matching contributions related to the Deferred Compensation Plan of $2,041 and a medical insurance allowance of $3,300.

(8)
Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,566 and matching contributions related to the Deferred Compensation Plan of $2,794.

Grants of Plan-Based Awards

        The following table presents information regarding the incentive awards granted to Griffin's Named Executive Officers for fiscal 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
				Option Awards: Number of Securities Underlying Options (#)
						Closing Market Price on Grant Date ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
					Exercise Price of Option Awards ($/sh)
Name	Grant Date	Target ($)	Maximum ($)
Frederick M. Danziger (1)	n/a	$—	n/a	—	n/a	n/a	n/a
Michael S. Gamzon (1)	n/a	$15,750	n/a	—	n/a	n/a	n/a
Anthony J. Galici (1)	n/a	$15,750	n/a	—	n/a	n/a	n/a
Thomas M. Lescalleet (2)	n/a	$90,000	$243,000	—	n/a	n/a	n/a
Gregory M. Schaan (3)	n/a	$—	n/a	—	n/a	n/a	n/a

(1)
There are no threshold, target or maximum levels under the Corporate Incentive Plan. The amounts of payments to Messrs. Danziger, Gamzon and Galici under the Corporate Incentive Plan, if any, depend on the performance of Griffin's operating businesses during the fiscal year. The amounts shown for Messrs. Danziger, Gamzon and Galici in the Target column reflect the amounts payable to them under the plan based on the performance of Griffin Land and Imperial in fiscal 2012. Mr. Danziger did not receive a formula-based award pursuant to the Corporate Incentive Plan. The Compensation Committee did not exercise its discretion to award Messrs. Danziger, Gamzon or Galici any additional incentive bonus for fiscal 2012.

(2)
The Griffin Land Incentive Plan has no threshold or target levels; however, there is a maximum amount payable to Mr. Lescalleet under the Griffin Land Incentive Plan as shown in the Maximum column. The amount in the Target column for Mr. Lescalleet reflects the amount payable of $48,516 based on Griffin Land's performance during fiscal 2012 and Mr. Lescalleet's portion, $41,484, of the discretionary amount of $138,280 added by the Compensation Committee to the Griffin Land Incentive Plan incentive compensation pool for fiscal 2012. Mr. Lescalleet's maximum of $243,000 is calculated assuming all goals of the Griffin Land Incentive Plan are met at the maximum level of each, which would result in an accrual of $810,000 into the incentive compensation pool of the Griffin Land Incentive Plan. Mr. Lescalleet is entitled to 30% of the incentive compensation pool of the Griffin Land Incentive Plan.

(3)
There are no threshold, target or maximum levels under the Imperial Incentive Plan. The amounts payable to Mr. Schaan under the Imperial Incentive Plan depend on the operating profit, if any, and achieving an operating cash flow, as calculated under the Imperial Incentive Plan, for the fiscal year. Based on Imperial's performance during fiscal 2012, Mr. Schaan was not eligible to receive any payout pursuant to the Imperial Incentive Plan. Therefore, the representative amount shown under the Target column for Mr. Schaan is $0.

Employment Agreement with Named Executive Officer

        Gregory M. Schaan and Imperial entered into an employment agreement (the "Employment Agreement") dated January 1, 2001, pursuant to which Mr. Schaan agreed to serve as President of Imperial for the term of the agreement. The initial term of the Employment Agreement ended on November 30, 2003 and the agreement renews automatically for one year each December 1, unless written notice is given by either party at least sixty days prior to December 1. The Employment Agreement states that Mr. Schaan's annual base salary as of December 1, 2001, is $210,000. Subsequent increases in Mr. Schaan's annual base salary, in the absence of an agreement, are to be determined by the Compensation Committee of the Board of Directors, but Mr. Schaan's salary will not be less than the previous year's annual base salary. The Employment Agreement also provides that Mr. Schaan is entitled to receive not less than 30% of Imperial's senior management incentive compensation pool as approved by the Compensation Committee. Mr. Schaan is also entitled to the use of a motor vehicle selected in the reasonable discretion of Imperial, including appropriate insurance, and a term life insurance policy in an amount equal to Mr. Schaan's annual base salary. The Employment Agreement also prohibits Mr. Schaan from competing with Imperial for one year after his employment terminates. For a discussion of the termination provisions and payments thereunder, please see the discussion in "Potential Payments Upon Termination or Change in Control" below.

Outstanding Equity Awards

        The following table presents information with respect to each unexercised stock option held by Griffin's Named Executive Officers as of December 1, 2012. There are no restricted stock awards.

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the-Money Options at Fiscal Year End (2) ($) Exercisable	Value of Unexercised In-the-Money Options at Fiscal Year End (2) ($) Unexercisable
Frederick M. Danziger	5,000	10,000	$33.07	1/20/2019	$—	$—	(3)
	—	25,000	$28.77	1/19/2021	$—	$—	(3)

	5,000	35,000			$—	$—

Michael S. Gamzon	16,667	8,333	$34.04	1/9/2018	$—	$—	(3)
	2,500	5,000	$33.07	1/20/2019	$—	$—	(3)
	—	25,000	$28.77	1/19/2021	$—	$—	(3)

	19,167	38,333			$—	$—

Anthony J. Galici	2,500	5,000	$33.07	1/20/2019	$—	$—	(3)
	—	12,500	$28.77	1/19/2021	$—	$—	(3)

	2,500	17,500			$—	$—

Thomas M. Lescalleet	2,500	5,000	$33.07	1/20/2019	$—	$—	(3)
	—	12,500	$28.77	1/19/2021	$—	$—	(3)

	2,500	17,500			$—	$—

Gregory M. Schaan	2,500	5,000	$33.07	1/20/2019	$—	$—	(3)
	—	12,500	$28.77	1/19/2021	$—	$—	(3)

	2,500	17,500			$—	$—

(1)
Stock options issued to employees vest in equal installments on the third, fourth and fifth anniversaries from the date of the grant.

(2)
The amounts presented in this column have been calculated based upon the difference between the fair market value of $25.37 per share (the closing price of Griffin's common stock on November 30, 2012, the last business day of the fiscal year) and the exercise price of each stock option.

(3)
There is no amount stated because the exercise price of the stock options is greater than the fair market value of $25.37 per share (the closing price of Griffin's common stock on November 30, 2012, the last business day of the fiscal year).

Non-Qualified Deferred Compensation

        Griffin maintains a Deferred Compensation Plan for certain of its employees who, due to Internal Revenue Service guidelines, cannot take full advantage of the Griffin 401(k) Savings Plan. A portion of an eligible employee's salary may be deferred. The investment options in the Deferred Compensation Plan mirror those of the Griffin 401(k) Savings Plan. The Deferred Compensation Plan is unfunded, with benefits to be paid from Griffin's general assets. Performance results of an employee's balance in the Deferred Compensation Plan are based on the returns of the mutual funds selected by the employee as if the amounts deferred were invested in the selected mutual funds. Distributions from the Deferred Compensation Plan may occur at termination of employment and/or at the time of qualifying hardship events, as defined. The following table presents information with respect to defined contribution plans or other plans providing for deferral of compensation on a non-tax qualified basis for Griffin's Named Executive Officers as of December 1, 2012:

Name	Executive Contributions for FYE 12/1/2012	Griffin Contributions for FYE 12/1/2012 (1)	Aggregate Earnings in FYE 12/1/2012	Aggregate Balance as of FYE 12/1/2012
Frederick M. Danziger	$40,670	$11,190	$83,470	$968,872
Michael S. Gamzon	$21,539	$5,005	$9,796	$105,136
Anthony J. Galici	$29,638	$3,482	$42,866	$450,032
Thomas M. Lescalleet	$919	$2,041	$7,268	$79,429
Gregory M. Schaan	$31,902	$2,794	$54,171	$448,658

(1)
Griffin's contributions to the Deferred Compensation Plan are included in the "All Other Compensation" column of the Summary Compensation Table. No earnings from the Deferred Compensation Plan are included in the "All Other Compensation" column of the Summary Compensation Table. For fiscal 2011, Messrs. Danziger, Gamzon, Galici, Lescalleet and Schaan each received contributions from Griffin to the Deferred Compensation Plan that were included in the "All Other Compensation" column of the Summary Compensation Table for such year in amounts equal to $11,178, $4,896, $3,467, $2,256, and $2,857, respectively. For fiscal 2010, Messrs. Danziger, Gamzon, Galici, Lescalleet and Schaan each received contributions from Griffin to the Deferred Compensation Plan that were included in the "All Other Compensation" column of the Summary Compensation Table for such year in amounts equal to $11,833, $3,848, $4,064, $2,654, and $3,560, respectively.

Potential Payments Upon Termination or Change in Control

        Imperial's Employment Agreement with Mr. Schaan governs the terms of Mr. Schaan's post-employment compensation in the event of termination or a change in control of Imperial (as defined in the Employment Agreement).

        In the event of Mr. Schaan's death or disability, Imperial will pay Mr. Schaan the sum of (i) his then current annual base salary and (ii) with respect to the year of Mr. Schaan's death or disability (at such time and based on such amount that he would have received under the Imperial Incentive Plan based on Imperial's performance for such year) a pro rata amount of incentive compensation Mr. Schaan would have earned for the full year. Accordingly, if Mr. Schaan had died or became disabled on December 1, 2012, Imperial would have been obligated to pay $244,800 to Mr. Schaan, or his estate, as applicable.

        In the event that Mr. Schaan terminates his employment (i) following a change in control of Imperial (as defined in the Employment Agreement), (ii) after being assigned duties that are significantly adversely different than those described in the Employment Agreement, (iii) following removal from any of the positions described in the Employment Agreement, (iv) following a material reduction in Imperial's fringe benefits, (v) after Imperial fails to have a successor assume the Employment Agreement, or (vi) after Imperial becomes insolvent or files a bankruptcy petition, Mr. Schaan is entitled to severance in an amount equal to the sum of (i) his then annual base salary and (ii) with respect to the year of Mr. Schaan's termination (at such time and based on such amount that he would have received under the Imperial Incentive Plan based on Imperial's performance for such year) a pro rata amount of incentive compensation that Mr. Schaan would have earned for the full year. Accordingly, if Mr. Schaan terminated his employment following any of these events on December 1, 2012, Imperial would have been obligated to pay $244,800 to Mr. Schaan.

        In the event that Imperial terminates Mr. Schaan's employment other than for cause, Mr. Schaan is entitled to severance in the amount of the sum of (i) his then current base salary and (ii) with respect to the year of Mr. Schaan's termination (at such time and based on such amount that he would have received under the Imperial Incentive Plan based on Imperial's performance for such year) a pro rata amount of incentive compensation Mr. Schaan would have earned for the full year. Accordingly, if Mr. Schaan's employment had been terminated by Imperial other than for cause on December 1, 2012, Imperial would have been obligated to pay $244,800 to Mr. Schaan.

        If Mr. Schaan's employment is terminated by a successor in interest within one year following a merger or sale, if there is a change in control (as defined in the Employment Agreement), or if Mr. Schaan terminates his employment with the successor within one year for any reason, Griffin agrees to employ Mr. Schaan for a period of one year, with compensation and benefits equal to or commensurate with the compensation and benefits provided in the Employment Agreement.

Director Compensation

        The following table represents information regarding the compensation paid during fiscal 2012 to members of Griffin's Board of Directors who are not also employees (the "Non-Employee Directors"). The compensation paid to Mr. Frederick M. Danziger is presented above in the Summary Compensation Table and the related explanatory notes.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		Total ($)
Winston J. Churchill, Jr.	$55,500	$19,104	(1)	$74,604
David M. Danziger	$31,000	$19,104	(1)	$50,104
Thomas C. Israel	$57,000	$19,104	(1)	$76,104
John J. Kirby, Jr.	$4,125	$25,359	(1)	$29,484
Jonathan P. May	$9,292	$27,844	(1)	$37,136
Albert H. Small, Jr.	$42,562	$19,104	(1)	$61,666

(1)
The amount shown for Option Awards reflects the grant date fair value of options granted in fiscal 2012. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock option awards contained in Note 14 of the Notes to Consolidated Financial Statements in Part II, Item 8, "Financial Statements and Supplementary Data" of Griffin's Form 10-K for the fiscal year ended December 1, 2012.

        The following table represents the number of outstanding and unexercised stock option awards held by each of the Non-Employee Directors as of December 1, 2012:

Director	Number of Shares Subject to Outstanding Options as of 12/1/2012
Winston J. Churchill, Jr.	15,997
David M. Danziger	5,925
Thomas C. Israel	15,997
John J. Kirby, Jr.	2,378
Jonathan P. May	1,870
Albert H. Small, Jr.	7,674

        Members of the Board of Directors who are not employees of Griffin receive $25,000 per year and $1,000 for each Board or Committee meeting they attend. A non-employee Chairman of the Board of Directors receives an annual fee of $15,000. The Chairmen of the Audit and Compensation Committees each receive an annual fee of $10,000 per year. The Nominating Committee Chairman receives an annual fee of $5,000 per year. Audit and Compensation Committee members, excluding the Chairmen, each receive $5,000 per year for their service on the Committees. Members of the Nominating Committee, excluding the Chairman, each receive $2,500 per year for their service on the Committee. Annual retainers are paid in quarterly installments. Upon the initial election of a Non-Employee Director to the Board of Directors, the Non-Employee Director is granted options exercisable for shares of common stock at an exercise price that is the fair market value of a share of common stock at the time of the grant. The number of shares subject to options, granted to Non-Employee Directors at the time of initial election to the Board of Directors, is equal to $60,000 divided by the fair market value per share of Griffin common stock at the time of grant. In fiscal 2012, Griffin granted Messrs. Kirby, Jr. and May options to acquire 2,378 and 1,870 shares of common stock, respectively, at the time of their initial election to the Board of Directors. The 2009 Stock Option Plan also provides that Non-Employee Directors annually receive options exercisable for shares of common stock at an exercise price that is the fair market value of a share of common stock at the time of grant. Under the 2009 Stock Option Plan, the number of shares, subject to options, granted to Non-Employee Directors upon their reelection to the Board of Directors, is equal to $40,000 divided by the fair market value per share of Griffin common stock at the time of grant. In 2012, Griffin granted Messrs. Churchill, Jr., David M. Danziger, Israel and Small, Jr. each options exercisable for 1,687 shares of common stock at the time of their reelection to the Board of Directors. Griffin expects to grant additional options to its Non-Employee Directors in fiscal 2013 consistent with the 2009 Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Griffin's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulation to furnish Griffin with copies of all Section 16(a) forms they file. Based on its involvement in the preparation of certain such forms, and a review of copies of other such forms received by it, Griffin believes that with respect to fiscal 2012, all such Section 16(a) filing requirements were satisfied.

 AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

        Griffin's Audit Committee is comprised of Mr. Israel, Chairman, Mr. May and Mr. Small, Jr. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy, and the Board has determined that each member is independent under the listing standards of NASDAQ and the rules of the SEC, regarding audit committee membership. The Audit Committee operates under a written charter originally adopted by the Board of Directors in 1999 and subsequently revised, most recently on February 8, 2011.

        The primary function of the Audit Committee is to assist Griffin's Board of Directors with its oversight responsibilities regarding: (i) the integrity of Griffin's financial statements; (ii) Griffin's compliance with legal and regulatory requirements; (iii) the independent registered public accountant's qualifications and independence; and (iv) the performance of the independent registered public accountants. The Committee prepared the report required by the rules of the SEC to be included in this annual proxy statement.

        The Audit Committee's powers and responsibilities include: (1) the sole authority for the appointment, compensation, retention and oversight of the independent registered public accountants; (2) the pre-approval of audit and non-audit services by the independent registered public accountants; (3) the review of independence of the independent registered public accountants; (4) the ongoing review of all related party transactions; (5) the establishment of procedures for the receipt, retention and treatment of complaints received by Griffin regarding accounting, internal accounting controls or auditing matters; and (6) the regular reporting to the Board of any issues that arise with respect to the quality or integrity of Griffin's financial statements.

Review of the Company's Audited Financial Statements for the Fiscal Year Ended December 1, 2012

        The Audit Committee reviewed and discussed the audited consolidated financial statements of Griffin for the fiscal year ended December 1, 2012 with Griffin's management. The Audit Committee discussed with McGladrey LLP, Griffin's independent registered public accountants for the fiscal year ended December 1, 2012, the matters required to be discussed by Statements on Auditing Standards ("SAS") No. 61 "Communication with Audit Committees," as amended.

        The Audit Committee has also received the written disclosures and the letter from McGladrey LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence. The Audit Committee has discussed the independence of McGladrey LLP with that firm.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that Griffin's audited consolidated financial statements be included in Griffin's Annual Report on Form 10-K for the fiscal year ended December 1, 2012 for filing with the SEC.

Submitted By:	Thomas C. Israel (Chairman) Jonathan P. May Albert H. Small, Jr.

        The Board Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filings under the Securities Act or the Exchange Act, except to the extent that Griffin specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

 PROPOSAL II. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors expects to appoint the firm of McGladrey LLP as independent registered public accountants to audit the financial statements of Griffin for fiscal 2013, such appointment to continue at the pleasure of the Audit Committee and to be presented to the stockholders for ratification.

        The following is a summary of the fees incurred by Griffin for professional services rendered by McGladrey LLP for fiscal 2012 and fiscal 2011:

	Fiscal 2012 Fees	Fiscal 2011 Fees
Audit fees	$673,006	$658,610
Audit-related fees	35,409	22,540
Tax fees	64,250	94,325
All other	—	—

	$772,665	$775,475

        Audit fees consist of fees incurred for professional services rendered for the audit of Griffin's consolidated financial statements and for the review of Griffin's interim consolidated financial statements. Audit-related fees include fees incurred for professional services rendered for the audit of Griffin's 401(k) Savings Plan by McGladrey LLP. Tax fees consist of fees incurred for professional services performed by McGladrey LLP relating to tax compliance, tax reporting and tax planning. There were no consulting fees paid to McGladrey LLP in fiscal 2012 or fiscal 2011.

        The Audit Committee's policy is to pre-approve all audit, audit-related and tax services to be provided by the independent registered public accountants. During fiscal 2012, Griffin's Audit Committee pre-approved all audit, audit-related and tax services. The Audit Committee has considered the non-audit services provided by McGladrey LLP and determined that the services provided were compatible with maintaining the independence of McGladrey LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
SELECTION OF McGLADREY LLP

        While the submission of this proposal to a vote of stockholders is not legally required, the Audit Committee and management believe that stockholder ratification of Griffin's selection of independent registered public accountants is desirable. In the event this selection is not ratified by the affirmative vote of a majority of shares of Griffin common stock present or represented by proxy and entitled to vote on the proposal, the Audit Committee will consider that fact when it selects the independent registered public accountants for the following year. The Audit Committee may, in its discretion, replace McGladrey LLP as independent registered public accountants at a later date without the approval of the stockholders.

        A representative of McGladrey LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

 PROPOSAL III. ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Securities and Exchange Act of 1934, as amended, Griffin is requesting stockholder approval, on an advisory basis, of the compensation of Griffin's Named Executive Officers as presented in the Compensation Discussion & Analysis beginning on page 14 and the compensation tables included in the discussion of Executive Compensation beginning on page 21, including the narrative disclosure thereto. Griffin has determined to hold a say-on-pay advisory vote every year, and the next say-on-pay advisory vote will occur at the 2014 Annual Meeting of Stockholders.

        Griffin's executive compensation program has been designed to attract, motivate and retain the management talent Griffin believes is necessary to achieve its financial and strategic goals. Griffin's compensation programs reward each of its Named Executive Officers for team results and individual contributions.

        Griffin's executive compensation programs consist of three principal elements:

    1.
    Base Salary;
    2.
    Annual Incentive Compensation Programs; and
    3.
    Long-Term Incentive Program.

        Griffin's compensation programs consist of a mixture of base salary and incentive compensation that provides for a portion of executive compensation to be "at-risk." Griffin's executive compensation programs balance the focus on both short- and long-term goals, encouraging executives to focus on the health of Griffin during the immediate fiscal year through annual incentive compensation programs, and for the future through the long-term incentive program (i.e., equity awards). Griffin's executive compensation programs are consistently reviewed by the Compensation Committee, which consists solely of independent directors, to ensure that they provide Griffin's executives with competitive pay opportunities and reflect current practices.

        As an advisory vote, this proposal is not binding upon the Board of Directors or Griffin in any way. However, the Compensation Committee, which is responsible for the design and administration of Griffin's executive compensation practices, values the opinions of Griffin's stockholders expressed through your vote on this proposal. The Compensation Committee will consider the outcome of this vote in making future compensation decisions for Griffin's Named Executive Officers.

        Accordingly, Griffin will present the following resolution for vote at the 2013 Annual Meeting of Stockholders:

        "RESOLVED, that the stockholders of Griffin Land & Nurseries, Inc. ("Griffin") approve, on an advisory basis, the compensation of Griffin's Named Executive Officers as described in the Compensation Discussion & Analysis and disclosed in the 2012 Summary Compensation Table and related compensation tables and narrative disclosure as set forth in this 2013 Proxy Statement."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
APPROVAL, ON AN ADVISORY BASIS, OF GRIFFIN'S EXECUTIVE COMPENSATION
PROGRAM AS PRESENTED IN THIS PROXY STATEMENT.

        The proposal to approve Griffin's executive compensation program, on an advisory basis, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

        A copy of Griffin's Annual Report on Form 10-K filed with the Securities and Exchange Commission is available to Griffin's stockholders without charge at the web site (http://www.sec.gov/) maintained by the Securities and Exchange Commission and at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC 20549. In addition, a limited number of copies are available at Griffin's offices and may be obtained upon written request to:

Griffin Land & Nurseries, Inc. One Rockefeller Plaza Suite 2301 New York, New York 10020 Attention: Corporate Secretary

Dated: April 15, 2013

 ANNEX A

INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY'S SOLICITATION OF PROXIES

        The following tables set forth the name, business address, present principal occupation and address of any corporation in which such employment is carried on of Griffin's directors, director nominees, and officers who, under the rules of the Securities and Exchange Commission, are considered to be "participants" in Griffin's solicitation of proxies from its stockholders in connection with its 2013 Annual Meeting.

Directors and Nominees

        The principal occupations of Griffin's directors and nominees who are considered "participants" in Griffin's solicitation are set forth under the section above titled "PROPOSAL I—ELECTION OF DIRECTORS" of this proxy statement. The name, business addresses, principal occupation and address of the organization of employment, of Griffin's directors and nominees are as follows:

Name	Business Address	Principal Occupation and Address of Organization of Principal Occupation or Employment
Winston J. Churchill, Jr.	c/o Griffin Land & Nurseries, Inc. One Rockefeller Plaza Suite 2301 New York, NY 10020	Managing General Partner SCP Partners 1200 Liberty Ridge Drive Suite 300 Wayne, PA 19087
David M. Danziger	c/o Griffin Land & Nurseries, Inc. One Rockefeller Plaza Suite 2301 New York, NY 10020	Managing Member Culbro, LLC 880 Third Avenue New York, NY 10022
Frederick M. Danziger	c/o Griffin Land & Nurseries, Inc. One Rockefeller Plaza Suite 2301 New York, NY 10020	Chairman of the Board and Chief Executive Officer of Griffin Land & Nurseries, Inc.
Thomas C. Israel	c/o Griffin Land & Nurseries, Inc. One Rockefeller Plaza Suite 2301 New York, NY 10020	Chairman A.C. Israel Enterprises 12 East 49th Street New York, NY 10017
John J. Kirby, Jr.	c/o Griffin Land & Nurseries, Inc. One Rockefeller Plaza Suite 2301 New York, NY 10020	Retired in 2007 as a Partner in Latham & Watkins LLP
Jonathan P. May	c/o Griffin Land & Nurseries, Inc. One Rockefeller Plaza Suite 2301 New York, NY 10020	Chief Operating Officer and Chief Financial Officer The CarbonNeutral Company 10 East 40th Street New York, NY 10128
Albert H. Small, Jr.	c/o Griffin Land & Nurseries, Inc. One Rockefeller Plaza Suite 2301 New York, NY 10020	President Renaissance Centro LLC 7501 Wisconsin Ave. Bethesda, MD 20814

Officers

        The principal occupations of Griffin's executive officers who are considered "participants" in Griffin's solicitation of proxies (other than the executive officer who also serves as a director of Griffin) are set forth below. The principal occupation refers to such person's position with Griffin.

Name	Business Address	Position with Griffin
Michael S. Gamzon	c/o Griffin Land & Nurseries, Inc. One Rockefeller Plaza Suite 2301 New York, NY 10020	President and Chief Operating Officer
Anthony J. Galici	c/o Griffin Land & Nurseries, Inc. 90 Salmon Brook Street Granby, CT 06035	Vice President, Chief Financial Officer and Secretary

Information Regarding Ownership of Griffin Securities by Participants

        The number of shares of Griffin common stock held by its directors, director nominees and executive officers that are considered to be participants as of April 2, 2013 is set forth under the "Security Ownership of Certain Beneficial Owners and Management and Principal Holders" table and notes thereto beginning on page 11 of this proxy statement. The number of shares of Griffin common stock held by trusts in which participants and/or their associates are either a trustee or beneficiary of such trusts are shown below. Also, the number of shares held directly by those considered to be associates of participants that are not reflected in the "Security Ownership of Certain Beneficial Owners and Management and Principal Holders" table and notes thereto in this proxy statement are also shown below.

Name and Address (1)	Participants and/or Their Associates as Trustees and/or Beneficiaries (2)	Shares Beneficially Owned
u/w/o Elsie B. Paskus 3/8/91 Trust F/B/O Frederick M. Danziger Family	(a)	30,000
u/i/o Elsie B. Paskus 8/26/64 Trust F/B/O Frederick M. Danziger	(a)	33,600
u/i/o Elsie B. Paskus 8/26/64 Trust F/B/O Richard M. Danziger	(a)	3,000
u/i/o Lucy C. Danziger 12/24/69 Trust F/B/O Rebecca D. Gamzon	(a) (b)	22,800
u/i/o Edgar M. Cullman 12/26/72 Trust F/B/O David M. Danziger	(a) (b) (d)	17,800
u/i/o Edgar M. Cullman 12/26/72 Trust F/B/O Rebecca D. Gamzon	(a) (d) (g)	18,000
u/i/o Edgar M. Cullman 12/23/76 Trust F/B/O Georgina D. Cullman	(a) (e)	20,000
u/a Susan B. Ernst 4/19/81 Trust F/B/O Descendants of John L. Ernst	(a)	7,458
u/c/o/w Richard C. Ernst 6/19/84 Trust F/B/O Benjamin C. Stewart	(a)	5,996
Georgina D. Cullman Family Trust	(b)	20,000
Trust F/B/O David M. Danziger	(a) (b) (d)	12,524
Andrew B. Gamzon 2011 Trust	(b) (c) (g)	25,000
Sarah D. Gamzon 2011 Trust	(b) (c) (g)	25,000
u/i/o Rita Bloomingdale 12/21/50 Trust F/B/O Lucy C. Danziger	(b) (d) (g)	5,418
u/i/o Louise B. Cullman 3/23/55 Trust F/B/O Descendants of Lucy C. Danziger	(b) (d) (g)	7,000
u/i/o Edgar M. Cullman 3/23/55 Trust F/B/O Descendants of Lucy C. Danziger	(b) (d) (g)	10,830
u/i/o Louise B. Cullman 6/30/54 Trust F/B/O Descendants of Lucy C. Danziger	(b) (d) (g)	25,944

Name and Address (1)	Participants and/or Their Associates as Trustees and/or Beneficiaries (2)	Shares Beneficially Owned
u/i/o Samuel Bloomingdale and Rita Bloomingdale 1/10/50 Trust F/B/O Lucy C. Danziger	(b) (d) (g)	29,192
u/i/o Rita Bloomingdale 6/14/51 Trust F/B/O Lucy C. Danziger	(b) (d) (g)	53,818
Sunaina L. Danziger 2011 Trust	(b) (f) (g)	25,000
Sameena J. Danziger 2011 Trust	(b) (f) (g)	25,000
u/i/o Lucy C. Danziger 12/25/76 Trust F/B/O Rebecca D. Gamzon	(b) (g)	3,200
u/i/o Lucy C. Danziger 12/25/76 Trust F/B/O David M. Danziger	(b) (g)	3,200
u/i/o Louise B. Cullman 1/6/53 Trust F/B/O Descendants of Lucy C. Danziger	(b) (g)	10,400
u/i/o Edgar M. Cullman 12/23/76 Trust F/B/O David M. Danziger	(b) (g)	16,000
u/i/o Edgar M. Cullman 12/23/76 Trust F/B/O Rebecca D. Gamzon	(b) (g)	16,200
u/i/o Samuel Bloomingdale 8/2/55 Trust F/B/O Descendants of Lucy C. Danziger	(b) (g)	24,400
u/w/o Frances W. Cullman 7/23/59 Trust F/B/O Edgar M. Cullman, Jr.	(d)	13,770
u/w/o Frances W. Cullman 7/23/59 Trust F/B/O Lucy C. Danziger	(d)	17,420
u/w/o Frances W. Cullman 7/23/59 Trust F/B/O Susan R. Cullman	(d)	20,014
Trust F/B/O Lucy C. Danziger	(d)	29,964
u/w/o Rita Bloomingdale 2/29/56 Trust F/B/O Descendants of Lucy C. Danziger	(d) (e)	19,228
u/i/o Samuel Bloomingdale and Rita Bloomingdale 1/10/50 Trust F/B/O Susan R. Cullman	(d) (e)	50,880
u/w/o Joseph F. Cullman 6/30/50 Trust F/B/O Edgar M. Cullman	(d) (e)	76,448
u/i/o Edgar M. Cullman and Louise B. Cullman Trust F/B/O Susan R. Cullman	(e)	18,714
u/i/o Samuel Bloomingdale 12/21/50 Trust F/B/O Edgar M. Cullman, Jr.	(e)	25,006
u/i/o Samuel Bloomingdale 12/21/50 Trust F/B/O Susan R. Cullman	(e)	26,000
u/i/o Rita Bloomingdale 12/21/50 Trust F/B/O Edgar M. Cullman Jr.	(e)	9,974
u/i/o Rita Bloomingdale 12/21/50 Trust F/B/O Susan R. Cullman	(e)	11,840
u/i/o Rita Bloomingdale 6/14/51 Trust F/B/O Edgar M. Cullman Jr.	(e)	40,190
u/i/o Rita Bloomingdale 6/14/51 Trust F/B/O Susan R. Cullman	(e)	40,090
u/i/o Louise B. Cullman 1/6/53 Trust F/B/O Descendants of Edgar M. Cullman, Jr.	(e)	38,976
u/i/o Louise B. Cullman 6/30/54 Trust F/B/O Descendants of Edgar M. Cullman, Jr.	(e)	49,502
u/i/o Louise Cullman 6/30/54 Trust F/B/O Descendants of Susan R. Cullman	(e)	35,878
u/i/o Edgar M. Cullman 3/23/55 Trust F/B/O Descendants of Edgar M. Cullman, Jr.	(e)	15,408
u/i/o Edgar M. Cullman 3/23/55 Trust F/B/O Descendants of Susan R. Cullman	(e)	14,200
u/i/o Louise B. Cullman 3/23/55 Trust F/B/O Descendants of Edgar M. Cullman, Jr.	(e)	12,124
u/i/o Louise B. Cullman 3/23/55 Trust F/B/O Descendants of Susan R. Cullman	(e)	13,600
u/i/o Samuel J. Bloomingdale 8/2/55 Trust F/B/O Descendants of Susan R. Cullman	(e)	37,962

Name and Address (1)	Participants and/or Their Associates as Trustees and/or Beneficiaries (2)	Shares Beneficially Owned
u/w/o Rita Bloomingdale 2/29/56 Trust F/B/O Descendants of Edgar M. Cullman, Jr.	(e)	20,332
u/w/o Rita Bloomingdale 2/29/56 Trust F/B/O Descendants of Susan R. Cullman	(e)	17,190
Edgar M. & Louise B. Cullman Foundation	(e)	105,740
u/i/o Edgar M. Cullman Jr. 12/25/76 Trust F/B/O Edgar M. Cullman, III	(e)	7,200
u/i/o Edgar M. Cullman Jr. 12/25/76 Trust F/B/O Samuel B. Cullman	(e)	7,200
u/i/o Edgar M. Cullman 12/23/76 Trust F/B/O Edgar M. Cullman, III	(e)	20,400
u/i/o Edgar M. Cullman 12/23/76 Trust F/B/O Samuel B. Cullman	(e)	20,400
u/i/o Edgar M. Cullman 12/23/76 Trust F/B/O Carolyn B. Sicher	(e)	16,000
Sunaina L. Danziger		11,484
Sameena J. Danziger		11,484
Sarah D. Gamzon		13,905
Andrew B. Gamzon		17,251

(1)
Unless otherwise indicated, the address of each trust or associate is 641 Lexington Avenue, 29th Floor, New York, NY 10022.

(2)
Participants and/or their associates as trustees and/or beneficiaries: (a) Frederick M. Danziger; (b) David M. Danziger; (c) Michael S. Gamzon; (d) Lucy D. Danziger (spouse of Frederick M. Danziger); (e) Susan R. Cullman; (f) Sheena Danziger (spouse of David M. Danziger); and (g) Rebecca R. Gamzon (spouse of Michael S. Gamzon and daughter of Frederick M. Danziger and Lucy C. Danziger).

Information Regarding Transactions in Griffin Securities by Participants

        The following table sets forth information regarding transactions of Griffin's securities by each of the participants listed above under "Directors and Nominees" and "Officers" during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to Griffin's equity compensation plans and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	# of Shares and Options	Transaction Description
Frederick M. Danziger	1/20/11	25,000	Acquisition—Award of stock option (subject to vesting)
	1/27/11	(60,000)	Disposition—Gift to trusts
	10/31/12	(40,000)	Disposition—Gift to trusts
David M. Danziger	1/27/11	30,000	Acquisition—Gift—Trustee of Trusts f/b/o his minor children
	1/27/11	30,000	Acquisition—Gift—Trustee of Trust (same 30,000 shares as those listed for Michael S. Gamzon—Trustee of Trusts f/b/o his minor children)
	4/19/11	(895)	Disposition—Gift
	5/10/11	1,452	Acquisition—Award of stock option (subject to vesting)
	5/17/12	1,687	Acquisition—Award of stock option (subject to vesting)
	10/31/12	20,000	Acquisition—Gift—Trustee of Trusts f/b/o his minor children
	10/31/12	20,000	Acquisition—Gift—Trustee of Trust (same 20,000 shares as those listed for Michael S. Gamzon—Trustee of Trusts f/b/o his minor children)
Michael S. Gamzon	1/20/11	25,000	Acquisition—Award of stock option (subject to vesting)
	1/27/11	30,000	Acquisition—Gift—Trustee of Trusts f/b/o his minor children
	10/31/12	20,000	Acquisition—Gift—Trustee of Trusts f/b/o his minor children
John J. Kirby, Jr.	11/13/12	1,000	Acquisition—Open market purchase
	11/13/12	2,378	Acquisition—Award of stock option (vested)
Winston J. Churchill, Jr.	4/25/11	5,000	Acquisition—Stock option exercise
	5/10/11	1,452	Acquisition—Award of stock option (subject to vesting)
	11/30/11	(1,724)	Disposition—Open market sale
	2/1/12	(1,066)	Disposition—Open market sale
	2/6/12	(579)	Disposition—Open market sale
	2/8/12	(2,819)	Disposition—Open market sale
	4/23/12	2,661	Acquisition—Stock option exercise
	5/17/12	1,687	Acquisition—Award of stock option (subject to vesting)
Anthony J. Galici	1/20/11	12,500	Acquisition—Award of stock option (subject to vesting)
Thomas C. Israel	4/26/11	5,000	Acquisition—Stock option exercise
	5/10/11	1,452	Acquisition—Award of stock option (subject to vesting)
	4/13/12	2,661	Acquisition—Stock option exercise
	5/17/12	1,687	Acquisition—Award of stock option (subject to vesting)
Jonathan P. May	9/18/12	1,870	Acquisition—Award of stock option (vested)
Albert H. Small, Jr.	5/10/11	1,452	Acquisition—Award of stock option (subject to vesting)
	5/17/12	1,687	Acquisition—Award of stock option (subject to vesting)

Miscellaneous Information Concerning Participants

        The Schedule 13D/A of the Cullman and Ernst Group, as defined in note 3 to the section entitled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND PRINCIPAL HOLDERS" in this proxy statement, states that there is no formal agreement governing the group's holding and voting of Griffin's shares held by members of the group but that there is an informal understanding that the persons and entities included in the group will hold and vote together with shares owned by each of them in each case subject to any applicable fiduciary responsibilities. Other than the foregoing, or as set forth in this Annex A or the proxy statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of the Company or any of its subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, other than the foregoing, or as set forth in this Annex A or the proxy statement, none of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of Griffin's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Annex A or this proxy statement, none of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by Griffin or its affiliates or with respect to any future transactions to which Griffin or any of its affiliates will or may be a party.

        Other than as set forth in this Annex A or the proxy statement, none of the participants listed above or any of their associates have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of Griffin's last fiscal year or any currently proposed transactions, or series of similar transactions, to which Griffin or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

        Frederick M. Danziger is a Director of Bloomingdale Properties, Inc. ("Bloomingdale Properties"), which manages investments on behalf of the participants and their associates who are members of the Cullman and Ernst Group. Real estate management and advisory services have been provided to Griffin by John Fletcher, a Director and Executive Vice President and Chief Operating Officer of Bloomingdale Properties, for which Mr. Fletcher receives compensation of $50,000 per year. Mr. Fletcher holds 11,841 shares of Griffin common stock.

GRIFFIN LAND & NURSERIES, INC.

PROXY

ONE ROCKEFELLER PLAZA

SUITE 2301

NEW YORK, NY 10020

SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS

The undersigned holder of Common Stock of Griffin Land & Nurseries, Inc. (“Griffin”) hereby authorizes and appoints Frederick M. Danziger and Michael S. Gamzon, or either of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Griffin to be held at the New York Hilton Hotel, 1335 Avenue of the Americas, New York, NY 10019 at 10:00 a.m. local time, on May 14, 2013 and any postponement, continuation or adjournment of said meeting and thereat to vote and act with respect to all the shares of Common Stock of Griffin that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any postponement, continuation or adjournment thereof.

Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

(Continued, and to be signed, on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF

GRIFFIN LAND & NURSERIES, INC.

May 14, 2013

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

20730000000000001000 4	051507

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BELOW.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN ITEM 1 AND FOR ITEMS  2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN  ITEM 1 AND FOR ITEMS  2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. ELECTION OF DIRECTORS. NOMINEES ARE LISTED BELOW.

NOMINEES:
☐ FOR ALL NOMINEES	• Winston J. Churchill, Jr.
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT	• David M. Danziger • Frederick M. Danziger • Thomas C. Israel • John J. Kirby, Jr. • Jonathan P. May • Albert H. Small, Jr.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

	FOR	AGAINST	ABSTAIN
2. Ratification of the Selection of Independent Registered Public Accountants.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. Approval, by non-binding vote, of the Compensation of the Named Executive Officers presented in Griffin’s Proxy Statement.	☐	☐	☐

I plan to attend the Annual Meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder: _________	Date: _________	Signature of Stockholder: _________	Date: __________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executer, administrator, attorney, trustee or guardian, please give full title as such. If this signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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GRIFFIN LAND & NURSERIES, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be Held May 14, 2013
GRIFFIN LAND & NURSERIES, INC. ONE ROCKEFELLER PLAZA SUITE 2301 NEW YORK, NEW YORK 10020
PROXY STATEMENT
The Company's Proxy Statement and Annual Report are available at http://materials.proxyvote.com/398231
GENERAL
STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING
PROPOSAL I. ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND PRINCIPAL HOLDERS
INTERESTS IN CERTAIN TRANSACTIONS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table
AUDIT COMMITTEE REPORT
PROPOSAL II. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF McGLADREY LLP
PROPOSAL III. ADVISORY VOTE ON EXECUTIVE COMPENSATION
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF GRIFFIN'S EXECUTIVE COMPENSATION PROGRAM AS PRESENTED IN THIS PROXY STATEMENT.
  ANNEX A
INFORMATION CONCERNING PARTICIPANTS IN THE COMPANY'S SOLICITATION OF PROXIES